                                                                      EXHIBIT 12
                                  GBC BANCORP
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

(Dollars in Thousands)
                                                                              For the Years Ended December 31,
                                                           -------------------------------------------------------------------
                                                             1997           1996           1995           1994           1993
                                                           -------------------------------------------------------------------
Income before income taxes & extraordinary item            $40,739        $28,216        $ 9,076        $ 9,325        $17,136
Add:
  Interest on deposits                                      46,848         40,897         34,574         25,505         20,796
  Interest on borrowings                                     2,482          2,746          2,826          3,366          4,183
  Portion of rents applicable to interest *                      -              -              -              -              -
  Amortization of debt expense, discount and premium            93             18             18             18             18
                                                           -------------------------------------------------------------------
Earnings as adjusted   (1)                                 $90,161        $71,877        $46,494        $38,214        $42,133
                                                           ===================================================================
Less:
  Interest on deposits                                      46,848         40,897         34,574         25,505         20,796
                                                           -------------------------------------------------------------------
Adjusted earnings excluding interest on deposits   (2)     $43,314        $30,980        $11,920        $12,709        $21,337
                                                           ===================================================================
Fixed charges
  Interest on deposits                                     $46,848        $40,897        $34,574        $25,505        $20,796
  Interest on borrowings                                     2,482          2,746          2,826          3,366          4,183
  Rents:
           Total rents net of sublease rental                2,170          2,095          2,177          1,831          2,544
           Portion of rents applicable to interest *             -              -              -              -              -
  Amortization of debt expense, discount and premium            93             18             18             18             18
  Capitalized interest                                           -              -              -              -              -
                                                           -------------------------------------------------------------------
 Total Fixed Charges   (9)                                 $51,592        $45,756        $39,595        $30,720        $27,542
                                                           ===================================================================
 Fixed charges excluding interest on deposits   (10)       $ 4,745        $ 4,859        $ 5,021        $ 5,215        $ 6,746
                                                           -------------------------------------------------------------------

Ratio of earnings to fixed charges   (1)/(9)                  1.75x          1.57x          1.17x          1.24x          1.53x
                                                           -------------------------------------------------------------------
Ratio of earnings to fixed charges
      excluding interest on deposits   (2)/(10)               9.13x          6.38x          2.37x          2.44x          3.16x
                                                           -------------------------------------------------------------------
Amount of coverage surplus (deficiency)                    $38,569        $26,121        $ 6,899        $ 7,494        $14,591
                                                           ===================================================================

* Portion of rents applicable to interest is deemed immaterial

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